Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: Mary Twinem 952.253.0731	Sally Smith — President and CEO Mary Twinem — CFO

Buffalo Wild Wings, Inc. Announces
First Quarter 2010 Results

— Same-store sales increases of 0.1% at company-owned and
0.7% at franchised restaurants —

— Earnings per diluted share increase of 23.4% to $0.58 —

Minneapolis, Minnesota, April 27, 2010 — Buffalo Wild Wings, Inc. (NASDAQ: BWLD), announced today financial results for the first quarter ended March 28, 2010. Highlights for the first quarter versus the same period a year ago were:

•                  Total revenue increased 15.7% to $152.3 million

•                  Company-owned restaurant sales grew 15.5% to $138.0 million

•                  Same-store sales increased 0.1% at company-owned restaurants and 0.7% at franchised restaurants

•                  Net earnings increased 24.5% to $10.6 million from $8.5 million, and earnings per diluted share increased 23.4% to $0.58 from $0.47

Sally Smith, President and Chief Executive Officer, commented, “In the first quarter, we achieved year-over-year growth in units, revenue and bottom-line performance, even while same-store sales were nearly flat at 0.1% at company-owned restaurants and 0.7% at franchised locations. We’ve opened 86 additional restaurants in the last twelve months, a 14.9% unit increase.  Our first quarter revenue grew by 15.7%, and we produced net earnings growth of 24.5%, even in the face of record-high wing costs.  We continued to provide value to our shareholders with earnings per share of $.58.”

Total revenue increased 15.7% to $152.3 million in the first quarter compared to $131.6 million in the first quarter of 2009. Company-owned restaurant sales for the quarter increased 15.5% over the same period in 2009, to $138.0 million, mainly the result of operating 29 additional company-owned restaurants at the end of first quarter 2010 relative to the same period in 2009. Same-store sales at company-owned locations for the first quarter increased 0.1%. Franchise royalties and fees increased 18.0% to $14.3 million versus $12.1 million in the first quarter of 2009. This increase is attributed to 57 additional franchised restaurants at the end of the period versus a year ago and a franchised same-store sales increase of 0.7%.

Average weekly sales for company-owned restaurants were $45,327 for the first quarter of 2010 compared to $45,593 for the same quarter last year, a 0.6% decrease. Franchised restaurants averaged $51,532 for the period versus $50,729 in the first quarter a year ago, a 1.6% increase.

For the first quarter, net earnings increased 24.5% to $10.6 million versus $8.5 million in the first quarter of 2009. Earnings per diluted share were $0.58, as compared to first quarter 2009 earnings per diluted share of $0.47.

2010 Outlook

Ms. Smith remarked, “We are experiencing softness in April same-store sales of (3.7%) at company-owned restaurants and (2.4%) at franchised locations. We are addressing specific unit performance as well as implementing system-wide strategies to drive sales. We expect to realize year-over-year cost savings in the quarter for traditional wings, as the market has declined steadily in the past few months. While we believe that our previously-announced net earnings growth goal for 2010 of 20% may be achievable, improvement in same-store sales and moderate wing costs are key to meeting this goal.”

Ms. Smith concluded, “We have a vigorous focus on the core elements of our brand that have been the cornerstone of our success and that have built loyalty among our Guests with our unique You Have To Be Here™ experience. Our diligence to improve our performance and build our sales and profitability will not waver. We are dedicated to maintaining our position as a leader by delivering wings, beer and sports in a fun and social atmosphere that will continue to drive Guest loyalty and the long-term success and growth of Buffalo Wild Wings.”

Buffalo Wild Wings will be hosting a conference call today, April 27, 2010 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website www.buffalowildwings.com.

A replay of the call will be available until May 4, 2010. To access this replay, please dial 1.303.590.3030, password 4283446.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, made-to-order menu items including Buffalo-style chicken wings spun in one of 14 signature sauces. Buffalo Wild Wings is an inviting neighborhood destination with widespread appeal and is the recipient of dozens of “Best Wings” and “Best Sports Bar” awards from across the country. There are currently 669 Buffalo Wild Wings locations across 42 states.

Forward-looking Statements

Certain statements in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, those relating to our fourth quarter sales and projected unit, revenue and earnings growth rates for 2010 and beyond. Forward-looking statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, without limitation, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, the actual number of locations opened during 2010 and beyond, market acceptance in the new geographic regions we enter, unforeseen obstacles in developing nontraditional sites, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our practices, policies and procedures, the sales at company-owned and franchised locations, the cost of commodities, the success of our key initiatives and our advertising and marketing campaigns, our ability to control other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, or the smoking of tobacco, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 27, 2009, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended
	March 28, 2010	March 29, 2009
Revenue:
Restaurant sales	$137,962	$119,424
Franchise royalties and fees	14,309	12,131
Total revenue	152,271	131,555

Costs and expenses:
Restaurant operating costs:
Cost of sales	42,224	36,208
Labor	40,685	35,549
Operating	21,455	17,987
Occupancy	8,910	7,594
Depreciation and amortization	9,550	7,495
General and administrative (1)	12,026	11,420
Preopening	1,115	2,409
Loss on asset disposals	411	175
Total costs and expenses	136,376	118,837

Income from operations	15,895	12,718
Investment income	185	76
Earnings before income taxes	16,080	12,794
Income tax expense	5,519	4,308
Net earnings	$10,561	$8,486
Earnings per common share — basic	$0.58	$0.47
Earnings per common share — diluted	0.58	0.47
Weighted average shares outstanding — basic	18,147	17,980
Weighted average shares outstanding — diluted	18,229	18,041

(1) Includes stock-based compensation of $1,225 and $801, respectively

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended
	March 28, 2010	March 29, 2009
Revenue:
Restaurant sales	90.6%	90.8%
Franchising royalties and fees	9.4	9.2
Total revenue	100.0	100.0

Costs and expenses:
Restaurant operating costs:
Cost of sales	30.6	30.3
Labor	29.5	29.8
Operating	15.6	15.1
Occupancy	6.5	6.4
Depreciation and amortization	6.3	5.7
General and administrative	7.9	8.7
Preopening	0.7	1.8
Loss on asset disposals	0.3	0.1
Total costs and expenses	89.6	90.3

Income from operations	10.4	9.7
Investment income	0.1	0.1
Earnings before income taxes	10.6	9.7
Income tax expense	3.6	3.3
Net earnings	6.9%	6.5%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 28, 2010 and December 27, 2009

(Dollar amounts in thousands)

(unaudited)

	March 28, 2010	December 27, 2009
Assets
Current assets:
Cash and cash equivalents	$14,873	$9,580
Marketable securities	51,943	43,632
Accounts receivable – franchisees, net of allowance of $25	1,182	2,118
Accounts receivable – other	9,191	7,383
Inventory	3,602	3,644
Prepaid expenses	2,901	2,972
Refundable income taxes	—	1,872
Deferred income taxes	3,425	2,938
Restricted assets	26,127	24,384
Total current assets	113,244	98,523

Property and equipment, net	190,142	189,639
Other assets	9,557	9,665
Goodwill	11,246	11,246
Total assets	$324,189	$309,073
Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,591	$2,706
Income tax payable	4,155	—
Accounts payable	14,574	13,436
Accrued compensation and benefits	17,466	19,554
Accrued expenses	6,196	6,540
Current portion of deferred lease credits	365	84
System-wide payables	26,127	24,384
Total current liabilities	71,474	66,704

Long-term liabilities:
Other liabilities	1,500	1,422
Deferred income taxes	14,291	14,940
Deferred lease credits, net of current portion	16,349	16,174
Total liabilities	103,614	99,240

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized; none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,154,900 and 18,054,375 respectively	94,068	93,887
Retained earnings	126,507	115,946
Total stockholders’ equity	220,575	209,833
Total liabilities and stockholders’ equity	$324,189	$309,073

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands)

(unaudited)

	Three months ended
	March 28, 2010	March 29, 2009
Cash flows from operating activities:
Net earnings	$10,561	$8,486
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation	9,396	7,342
Amortization	154	153
Loss on asset disposals	410	175
Deferred lease credits	537	620
Deferred income taxes	(1,136)	1,153
Stock-based compensation	1,225	801
Excess tax benefit from stock issuance	(74)	(2)
Change in operating assets and liabilities:
Trading securities	(205)	(691)
Accounts receivable	(953)	(2,339)
Inventory	42	(411)
Prepaid expenses	71	698
Other assets	(46)	(78)
Unearned franchise fees	(115)	171
Accounts payable	866	784
Income taxes	6,101	2,779
Accrued expenses	(2,099)	(384)
Net cash provided by operating activities	24,735	19,257

Cash flows from investing activities:
Acquisition of property and equipment	(9,908)	(18,916)
Purchase of marketable securities	(17,960)	(13,070)
Proceeds of marketable securities	9,854	12,639
Net cash used in investing activities	(18,014)	(19,347)

Cash flows from financing activities:
Issuance of common stock	123	3
Excess tax benefit from stock issuance	74	2
Tax payments for restricted stock	(1,625)	(1,517)
Net cash used in financing activities	(1,428)	(1,512)
Net increase (decrease) in cash and cash equivalents	5,293	(1,602)
Cash and cash equivalents at beginning of period	9,580	8,347
Cash and cash equivalents at end of period	$14,873	$6,745

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

Supplemental Information

Restaurant Count

Company-owned Restaurants:

	Q1	Q2	Q3	Q4
2010	235
2009	206	215	220	232
2008	165	169	187	197
2007	140	145	148	161
2006	124	129	134	139

Franchised Restaurants:

	Q1	Q2	Q3	Q4
2010	430
2009	373	383	400	420
2008	340	346	348	363
2007	299	301	313	332
2006	260	270	278	290

Same-Store Sales

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2010	0.1%
2009	6.4%	2.8%	0.8%	2.6%	3.1%
2008	4.1%	8.3%	6.8%	4.5%	5.9%
2007	8.7%	8.1%	8.3%	3.4%	6.9%
2006	7.7%	8.2%	11.8%	13.2%	10.4%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2010	0.7%
2009	6.0%	3.7%	1.9%	2.0%	3.4%
2008	2.1%	4.5%	2.1%	2.5%	2.8%
2007	3.3%	4.0%	5.9%	2.3%	3.9%
2006	6.7%	4.7%	6.4%	6.5%	6.1%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

Supplemental Information

Average Weekly Sales Volumes

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2010	$45,327
2009	45,593	42,938	42,602	44,583	43,912
2008	41,438	40,572	42,400	43,864	42,141
2007	39,254	36,655	38,498	40,485	38,757
2006	35,857	33,660	35,380	38,800	36,033

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2010	$51,532
2009	50,729	48,619	48,458	50,115	49,479
2008	47,812	46,390	46,889	48,424	47,382
2007	46,439	43,998	45,879	47,293	45,901
2006	44,342	42,338	42,963	46,008	43,975